THE SUPPLEMENTAL RETIREMENT PROGRAM
                            FOR CERTAIN EMPLOYEES OF
                     BLUE CROSS AND BLUE SHIELD OF VIRGINIA
                     --------------------------------------

                                  INTRODUCTION

         Blue Cross and Blue Shield of Virginia (the "Employer") has established this Supplemental Retirement Program for Certain Employees of the Employer and its corporate affiliates (the "Supplemental Program") for the benefit of its employees participating in the NonContributory Retirement Program for Certain Employees of Blue Cross and Blue Shield of Virginia ("Retirement Program").

         The purpose of the Supplemental Program is to provide benefits for employees of the Employer whose benefits under the Retirement Program are restricted by the limitations of sections 401(a)(17) and 415 of the Internal Revenue Code ("Code"). Accordingly, that part of the Supplemental Program that provides benefits in excess of the limitations on benefits in Code section 415 shall constitute an "Excess Benefit Plan," as defined by section 3(36) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and that part of the Supplemental Program that provides benefits based on compensation in excess of the compensation limitation in Code section 401(a)(17) shall constitute a plan that is maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees within the meaning of sections 201(2), 301(a)(3) and 401(a)(1) of Title I of ERISA. It is intended that the Supplemental Program remain at all times an unfunded program.

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                                   ARTICLE I
                                  DEFINITIONS
         1.1 General. Except as otherwise indicted in this Article, or as may be clearly required otherwise by the context, capitalized terms that are used in this Supplemental Program shall have the meaning assigned to them in Article 1 of the Retirement Program. Feminine or neuter pronouns shall be substituted for those of the masculine form, and the plural shall be substituted for the singular, in any place or places herein where the context may require such substitution or substitutions.
         1.2 "Actuarial Equivalent" shall mean a benefit of equal value, based on the relevant conversion factors specified in the Retirement Program.
         1.3 "Administrator" shall mean the person or entity designated as the administration of the Supplemental Program in Section 3.1.
         1.4      "Death Benefit" shall mean the benefit payable under Section
2.3.
         1.5 "Employer" shall mean the employer organization specified in the Introduction.
         1.6      "Excess Benefit" shall mean the benefit payable under Section
2.2.
         1.7      "Forms of Benefit"
                  (a) "Normal Form" shall mean (i) in the case of a Participant who is married on the applicable commencement date under Section 2.4, the joint and survivor form of benefit payable under Section 5.01 of the Retirement Program, and (ii) in the case of a Participate who is not married on the applicable commencement date under Section 2.4, a benefit payable only for the lifetime of the Participant;

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                  (b)      "Optional Form" shall mean one of the benefit forms
         described in Section 2.5(b).
         1.8 "Participate" shall mean an employee of the Employer who is a participate in the Retirement Program and whose benefits under the Retirement Program are restricted by the limitations of either Code section 401(a)(17) or Code section 415 or both. The term "Participant" shall include a former employee of the Employer who is entitled to a benefit under the terms of this Supplemental Program. The term "participant" shall not include the Chief Executive Officer of Blue Cross and Blue Shield of Virginia if such Officer and the Employer have made a separate agreement to restore the excess retirement program benefits.
         1.9 "Retirement Program" shall mean the funded retirement program specified in the Introduction.
         1.10 "Supplemental Program" shall mean the Supplement Retirement Program for Certain Employees of Blue Cross and Blue Shield of Virginia.

                                   ARTICLE II
                                    BENEFITS
         2.1 Eligibility for Benefits. Any Participant who is entitled to a benefit under the Retirement Program and who is living as of the applicable commencement date under Section 2.4, shall be eligible for an Excess Benefit as provided in Section 2.2. If a Participant who is married dies before benefits under the Supplemental Program commence, then the Participant's surviving spouse shall be eligible for a Death Benefit as provided in Section 2.3.

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         2.2 Amount of Excess Benefit. The amount of Excess Benefit payable under the Program shall be determined under subsection (a) or subsection (b) below, depending on whether the Participant's Retirement Program benefit commences after the commencement of his Excess Benefit, and shall be subject to the provisions of subsections (c) and (d).
                  (a) If the Participant's benefit under the Retirement Program commences either before or at the same time as the commencement of his Excess Benefit under the Supplemental Program, then the Excess Benefit payable under the Program shall be the Actuarial Equivalent of a benefit that is payable in the same manner and commencing at the same time as the Retirement Program benefit that is payable to the Participant, and is equal to the excess, if any, of (i) over (ii);
                           (i) The amount of benefit that would be payable to
                  the Participant under the Retirement Program, in the manner and commencing at the time elected by the Participant, if the limitations of Code sections 401(a)(17) and 415 did not apply to the calculation and amount of such benefit, except that in the calculation of such benefit, earnings used as final average earnings shall include voluntary nonqualified deferred compensation amounts in the year the amounts were deferred rather than the year deferred amounts are paid out.
                           (ii) The amount of benefit actually payable to the Participant under the Retirement Program in the manner and commencing at the time elected by the Participant.
                  (b) If the Participant's benefit under the Retirement Program commences after the commencement of his Excess Benefit under the Program, then the Excess

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         Benefit payable under the Program shall be the Actuarial Equivalent of a benefit that is payable in the Normal Form, commencing on the Participant's Normal Retirement Date (or such earlier date on which the Participant's Retirement Program benefit is no longer subject to actuarial reduction for early payment), where the amount of such benefit is equal to the excess, if any, of (i) over (ii):
                           (i) The amount of benefit that would be payable to
                  the Participant in the Normal Form under the Retirement Program, commencing on the Participant's Normal Retirement Date (or such earlier date on which the Participant's Retirement Program benefit is no longer subject to actuarial reduction for early payment), if the limitations of Code sections 401(a)(17) and 415 did not apply to the calculation and amount of such benefit.
                           (ii) The amount of benefit that would be payable to
                  the Participant in the Normal Form under the Retirement Program, commencing on the Participant's Normal Retirement Date (or such earlier date on which the Participant's Retirement Program benefit is no longer subject to actuarial reduction for early payment), taking into account the applicable limitations of Code sections 401(a)(17) and 415.
In determining the amount of benefit that would be payable under the Retirement Program for purposes of (i) and (ii), it shall be conclusively presumed, in the case of any participant who is married on the applicable commencement date under
Section 2.4, that the Pre-Retirement Death Benefit coverage available under the Retirement Program has been in effect during the period beginning on the applicable commencement date under Section 2.4 and ending on the

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participant's Normal Retirement Date or such earlier date on which the
Participant's Retirement Program benefit is no longer subject to reduction for early payment). No adjustment shall be made to a Participant's Excess Benefit merely because a participant elects to receive his Retirement Program benefits in a form other than the Normal Form.
                  (c) An appropriate adjustment shall be made to a Participant's Excess Benefit to the extent that a cost-of-living adjustment under the Retirement Program cannot be paid because of the limitations of Code section 415.
                  In addition, while benefits may be provided under the terms of this Supplemental Program and the Retirement Program for prior service with other Plans, it is the intent of this Supplement Program to avoid duplication of benefits provided under this Supplemental Program (and the related Retirement Program) and the supplemental pension programs (and related pension programs) of such Plans with respect to such prior service. The term "supplemental pension program" refers to a program or individual arrangement (or that portion of a program or individual arrangement) that is designed to provide employees of a Plan with benefits that cannot be paid under the Plan's tax-qualified pension program because of the limitations of sections 401(a)(17) and 415 of the Internal Revenue Code. An excess Benefit payable under the Supplemental Program shall be offset by the amount of employer-provided benefits earned under the supplemental pension program of a prior Plan for a period of service for which credit is given under this Supplemental Program and the Retirement Program. Such offset shall be applied by making the following adjustment in the calculation of the amount specified in subsection (a)(i) or (b)(i), as the case may be.

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         In determining such amount, the employer-provided benefit payable under the other Plan's supplemental pension program shall be treated as being payable under the other Plan's tax-qualified pension program for purposes of the Retirement Program's nonduplication provision. The Administrator shall make such other adjustments as the Administrator in its sole discretion shall determine to be necessary or appropriate to carry out the intent of this nonduplication provision.
                  (d) Payment of the Excess Benefit shall commence pursuant to Section 2.4, and in the form specified in Section 2.5.
         2.3 Amount of Death Benefit. The amount of any Death Benefit payable under the Program shall be determined as follows:
                  (a) If a Participant dies before his benefit under the Supplemental Program has commenced, but after his benefit under the Retirement Program has commenced, the Death Benefit payable under the Supplemental Program shall equal the survivor portion of the Excess Benefit [payable in the normal form prescribed in Section 2.5(a)] to which the surviving spouse of the Participant would have been entitled under Sections 2.2 and 2.5 if the Participant had attained age 65, begun to receive his Excess Benefit [payable in the normal form prescribed in Section 2.5(a)], and died immediately thereafter.
                  (b) If a Participant dies before his benefits under the Supplemental Program and the Retirement Program have commenced, the Death Benefit payable to his surviving spouse hereunder shall be determined under paragraph (i) or (ii), depending on whether the Pre-Retirement Death Benefit payable under the Retirement Program

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         commences after the commencement of the Death Benefit payable under the
         Supplemental Program.
                           (i) If the Pre-Retirement Death Benefit payable under
                  the Retirement Program commences either before or at the same time as the commencement of the Death Benefit payable hereunder, the amount payable to the Participant's surviving spouse as a Death Benefit hereunder shall be the Actuarial Equivalent of a benefit that is payable in the same manner and at the same time as the spouse's Pre-Retirement Death Benefit under the Retirement Program and equal to the excess, if any, of the Pre-Retirement Death Benefit that would be payable under the Retirement Program if the limitations of Code sections 401(a)(17) and 415 did not apply to the Retirement Program, over the Pre-Retirement Death Benefit actually payable under the Retirement Program.
                           (ii) If the Pre-Retirement Death Benefit payable
                  under the Retirement Program commences after the commencement of the Death Benefit payable hereunder, the amount payable to the Participant's surviving spouse as a Death Benefit hereunder shall be the Actuarial Equivalent of a benefit that is payable for the lifetime of the surviving spouse, commencing on the Participant's Normal Retirement Date (or such earlier date on which the PreRetirement Death Benefit payable under the Retirement Program is no longer subject to actuarial reduction for early payment), where the amount of such benefit is equal to the excess, if any of (A) over (B):

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                                    (A) The Pre-Retirement Death Benefit that
                           would be payable to the surviving spouse under the Retirement Program, commencing on the Participant's Normal Retirement Date (or such earlier date on which such benefit is no longer subject to actuarial reduction for early payment), if the limitations of Code sections 401(a)(17) and 415 did not apply to the Retirement Program.
                                    (B) The Pre-Retirement Death Benefit that
                           would be payable to the surviving spouse under the Retirement Program, commencing on the Participant's Normal Retirement Date (or such earlier date on which such benefit is no longer subject to actuarial reduction for early payment), taking into the account the applicable limitations of Code sections 401(a)(17) and 415.
                  A Death Benefit payable under the Supplemental Program shall be offset by the amount of employer-provided benefit payable under a supplemental pension program (as defined in Section 2.2(c) of the Supplemental Program) of a Plan for a period of service of which credit is given under this Supplemental Program and the Retirement Program. Such offset shall be applied by making the following adjustment in the calculation of: (I) the amount in subsection (b)(i) of the Pre-Retirement Death Benefit that would be payable under the Retirement Program if the limitations of Code sections 401(a)(17) and 415 did not apply; and (II) the amount payable in subsection (b)(ii)(A). In determining such amount, the employer-provided benefit payable under the supplemental pension program (immediately prior to the

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         Participant's death) shall be treated as being payable under the other
         Plan's tax-qualified pension program for purposes of the Retirement Program's nonduplication provision. This offset shall apply whether or not the Participant has waived the relevant death benefit under the other Plan's supplemental pension program. The Administrator shall make such other adjustments as the Administrator in its sole discretion shall determine to be necessary or appropriate to carry out the intent of this nonduplication provision.
                  If the Participant has waived the Pre-Retirement Death Benefit under the Retirement Program, no Death Benefit shall be payable under this subsection (b).
                  (c) If a Participant dies after his benefit under the Supplement Program has commenced, no Death Benefit shall be payable under the Supplemental Program. In such case benefits, if any, shall be payable in accordance with the form of payment for the Participant's Excess Benefit under Section 2.5(a) or (b), as applicable.

2.4 Commencement. In the case of a Participant who terminates Employment with the Employer on or after attaining age 55, his Excess Benefit shall commence as of the first day of the first month coincident with or next following the date the Participant terminates Employment with the Employer. In the case of a Participant who terminates Employment with the Employer prior to attaining age 55, his Excess Benefit shall commence as of the date the Participant's Vested Benefit under the Retirement Program is first payable without actuarial reduction for early commencement.
         In the case of a Participant whose Employment with the Employer terminates (for any reason, including death) on or after attaining age 55, any Death Benefit payable under this

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Supplemental program shall commence as of the first day of the first month coincident with or next following the date on which the Participant dies. In the case of a Participant whose Employment with the Employer terminates (for any reason, including death) prior to attaining age 55, any Death Benefit payable under this Supplemental Program shall commence as of the first day of the first month coincident with or next following the later of (i) the date on which the Participant dies, or (ii) the date on which the Participant would have attained age 65 (or such earlier age at which his Retirement Program benefit would no longer be subject to actuarial reduction for early payment).
         2.5 Form of Benefit. The Excess Benefit shall be payable in the form set out in subsection (a) below unless the Participant elects payment in a permitted Optional Form as described in subsection (b). In all instances, the Excess Benefit payable under this Section 2.5 shall be the Actuarial Equivalent of the Excess Benefit determined under Section 2.2. The Death Benefit shall be payable as provided in subsection (c).
         The election of an Optional Form of payment for the Excess Benefit is subject to the approval of the Employer, and must be submitted to the Employer for its consideration in the calendar year prior to the year in which the Excess Benefit commences, at least 6 months prior to such date. If the Employer does not approve the election within 60 days, it shall be deemed denied. If the Employer does approve the election, such election shall be irrevocable; provided, however, that if the Participant dies before the Excess Benefit commences, no Excess Benefit shall be payable hereunder and, in lieu thereof, to the extent the requirements of Section 2.3 are satisfied, a Death Benefit shall be payable. The Participant's election of an Optional Form (and designation of a Beneficiary, if applicable) shall be made in the manner

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prescribed by the Administrator, and shall be subject to spousal consent rules comparable to those under the Retirement Program.
                  (a) If a Participant is married on the date the Excess Benefit commences, the Excess Benefit shall be paid as a joint and 50% survivor annuity and the survivor beneficiary shall be the person married to the Participant on the date the Excess Benefit commences, if that person survives the Participant. If the Participant is not married on the date the Excess Benefit commences, the Excess Benefit shall be paid as an annuity for the Participant's life only.
                  (b) The Option Forms of payment under the Supplemental Program are as follows:
                           (i) Life Benefit. This form of benefit is payable monthly to the Participant for life.
                           (ii) Life Benefit with 120 or 240 Payments
                  Guaranteed. This form of benefit is payable monthly to the Participant for life with the first 120 or 240 monthly payments guaranteed, as elected by the Participant. Any guaranteed payments due after the death of the Participant shall be payable to his Beneficiary, if any, who survives the Participant, or if there is no surviving Beneficiary, the commuted value of any remaining guaranteed payment shall be payable to the estate of said Participant. Such commuted value shall be determined by the Administrator on the basis of an interest rate described in Section 5.03(b)(2) of the Retirement Program.

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                           (iii)    Joint and Contingent Benefit.  This optional
                  benefit is payable monthly to the Participant for life and a percentage (50%, 66-2/3% or 100% of such amount, as elected by the Participant, shall continue after his death to his surviving Beneficiary for life.
                  (c) Death Benefits shall be payable for the life of the Participant's spouse only.
         2.6 Suspension of Benefits. If a Participant's benefit under the Retirement Program is suspended after such benefit has commenced (or would have been suspended if the Participant had elected to receive his benefit early under the Retirement Program), then the Participant's Excess Benefit shall be suspended if it has already commenced. The Participant's Excess Benefit shall commence again upon recommencement of the Participant's Retirement Program benefit (or upon what would have been recommencement if, as above, the Participant had elected to receive his benefit early under the Retirement Program), and shall be redetermined as of such recommencement.
         2.7 Payment of Benefits. Benefits payable under the Supplemental
Program shall be paid directly to the Participant, or to the Participant's surviving spouse or Beneficiary, as applicable, from the general assets of the Employer. Nothing contained herein shall be deemed to create a trust of any kind or create any fiduciary relationship. To the extent that any person acquires a right to receive payments from the Employer under this Supplemental Program, such right shall be no greater than the right of any unsecured general creditor of the Employer. In the event that the Employer establishes an advance accrual reserve on its books against its future liability under the Supplemental
Program, such reserve shall not constitute

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an asset of the Supplement Program but shall at all times remain part of the general assets of the Employer subject to the claims of the Employer's creditors.
         2.8 No Other Benefit. Benefits shall be paid to a Participant or his surviving spouse or Beneficiary only to the extent provided in Article II.
         2.9 Forfeiture of Benefit. Notwithstanding anything herein to the contrary, any amounts to which a Participant or his surviving spouse or his Beneficiary would be entitled under this Supplemental Program shall be forfeited if (i) the Participant is discharged from Employment with the Employer for acts which, in the sole judgment of the Administrator, constitute embezzlement of funds, or (ii) the Participant's Employment terminates by dismissal for cause and the circumstances surrounding such dismissal are such that the Administrator, in its sole discretion, determines that forfeiture of the benefit otherwise payable under the Supplemental Program is warranted.

                                  ARTICLE III
                                 ADMINISTRATION
         3.1 Administrator. The Senior Vice President, Corporate Services shall be the Administrator of the Supplemental Program.
         3.2 Duties of the Administrator. The Administrator shall administer the Supplement Program in accordance with its terms and purposes and shall have authority to interpret the Supplement Program, to make any necessary rules and regulations, and to determine benefits under the Supplemental Program. The Administrator shall also be responsible for complying with statutory reporting and disclosure requirements. The

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Administrator shall not be subject to liability with respect to the administration of the Supplemental Program.
         3.3 Claims Procedures/Decision of Administrator. In general, distributions under this Supplemental Program are automatic and no claim for benefits need to be filed. However, a Participant (or the Participant's surviving spouse) may submit a claim for benefits under this Plan in writing to the Administrator. The following procedures shall apply in such case:
                  (a) "If such claim for benefits is wholly or partially denied, the Administrator shall notify the claimant of the denial of the claim within a reasonable period of time, but no later than 90 days after receipt of the written claim, unless special circumstances require an extension of time for processing the claim. In such event, written notice of the extension shall be furnished to the claimant prior to the end of the 90-day period and shall indicate the special circumstances requiring the extension and the date by which a final decision is expected. In no event shall the extension period exceed 90 days from the end of the initial 90-day period. The notice of denial: (i) shall be in writing; (ii) shall be written in a manner calculated to be understood by the claimant; and (iii) shall contain (A) the specific reason or reasons for denial of the claim; (B) a specific reference to the pertinent Supplemental Program provisions upon which the denial is based; (C) a description of any additional material or information necessary for the claimant to perfect the claim; and (D) an explanation of the Supplement Program's claims review procedure."

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                  (b) "Within 60 days of the receipt by the claimant of the
         written notice of denial of the claim, or if the claim has not been granted within the applicable time period, the claimant may file a written request with the Administrator that it conduct a full and fair review of the denial of the claimant's claim for benefits. In connection with the claimant's appeal of the denial of his benefit, the claimant may review pertinent documents and may submit issues and comments in writing."
                  (c) "The Administrator shall deliver to the claimant a written decision on the claim promptly, but not later than 60 days after the receipt of the claimant's request for review, except that if there are special circumstances which require an extension of time for processing, the 60-day period shall be extended to a maximum of 120 days, in which case written notice of the extension shall be furnished to the claimant prior to the end of the 60-day period. The Administrator's decision shall: (i) be written in a manner calculated to be understood by the claimant, (ii) include specific reasons for the decision; and (iii) contain specific references to the pertinent Supplemental Program provisions upon which the decision is based. If a written decision on review is not furnished to the claimant within the applicable time period, the claim shall be deemed denied on review."

                                   ARTICLE IV
                           AMENDMENT AND TERMINATION

         4.1 Amendment and Termination of the Program. Although the Employer intends to maintain the Supplemental Program for as long as necessary, the Employer reserves the

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right to amend or terminate the Supplemental Program at any time for whatever purpose it may deem appropriate.
         4.2 Contractual Obligation. Notwithstanding Section 4.1, the Employer hereby makes a contractual commitment to pay the benefits accrued under the Supplemental Program as of the date of amendment or termination, but subject to the terms of the Supplemental Program (including Section 2.9).

                                   ARTICLE V
                                 MISCELLANEOUS
         5.1 Employment Rights. Nothing contained in the Supplemental Program shall be construed as a contract of employment between the Employer and the Participant, or as a right of any employee to be continued in the employment of the Employer, or as a limitation of the right of the Employer to discharge any of its employees, with or without cause.
         5.2 Assignment. The benefits payable under the Supplemental Program may not be assigned or alienated.
         5.3 Applicable Law. The Supplemental Program shall be governed by the laws of the Commonwealth of Virginia.




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                    RESOLUTION OF THE BOARD OF DIRECTORS OF
                     BLUE CROSS AND BLUE SHIELD OF VIRGINIA

                                 April 27, 1994


         WHEREAS, on December 13, 1989, Blue Cross and Blue Shield of Virginia ("the Company") adopted a Supplemental Retirement Program for Certain Employees of Blue Cross and Blue Shield of Virginia (the "Supplemental Retirement Program");
         WHEREAS, the Chief Executive Officer of the Company does not currently participate in the Supplement Retirement Program;
         WHEREAS, the Company desires to amend the Supplemental Retirement Program to provide that the Chief Executive Officer will be a participant in the Program;
         NOW THEREFORE, BE IT RESOLVED that the Supplemental Retirement Program is hereby amended to delete from Paragraph 1.8 the sentence that provides:
                  "The term 'participant' shall not include the Chief Executive Officer of Blue Cross and Blue Shield of Virginia if such Officer and the Employer have made a separate agreement to restore the excess retirement program benefits."
         AND FURTHER RESOLVED that a true and correct copy of the Supplemental Retirement Program as so amended is attached hereto.

              AMENDMENT TO THE SUPPLEMENTAL RETIREMENT PROGRAM FOR CERTAIN EMPLOYEES OF BLUE CROSS AND BLUE SHIELD OF VIRGINIA


WHEREAS, Blue Cross and Blue Shield of Virginia (the "Employer") maintains a Supplemental Retirement Program for Certain Employees of the Employer and its corporate affiliates (the Supplemental Program), and

WHEREAS, pursuant to Section 4.1 of the Supplemental Program, the Employer as reserved the right to amend the Supplemental Program,

NOW, THEREFORE, effective January 1, 1996, the Employer hereby amends the Supplemental Program in the following respects:

1. Form of Benefit. The following additional Optional Form of payment shall be added at the end of paragraph 2.5(b):

(iv)     Lump Sum.  This form of payment shall be a single sum payment.


                                        BLUE CROSS AND
                                        BLUE SHIELD OF VIRGINIA



                                        By: ___________________
                                        Authorized Officer


_________________                       _______________________
Attest                                  Title


_________________                        ______________________
Title                                    Date

                AMENDMENT TO THE SUPPLEMENTAL RETIREMENT PROGRAM
                            FOR CERTAIN EMPLOYEES OF
                     BLUE CROSS AND BLUE SHIELD OF VIRGINIA


WHEREAS, Blue Cross and Blue Shield of Virginia (the "Employer") maintains a Supplemental Retirement Program for Certain Employees of the Employer and its corporate affiliates (the Supplemental Program), and

WHEREAS, pursuant to Section 4.1 of the Supplemental Program, the Employer has reserved the right to amend the Supplemental Program,

NOW, THEREFORE, effective May 1, 1996, the Employer hereby amends the Supplemental Program in the following respects:

2.4 Commencement. The current section 2.4 shall be deleted in its entirety and the following shall be substituted:

         (a) Excess Benefit. In the case of a Participant who terminates the Employment with the Employer on or after attaining age 55, his Excess Benefit shall commence as of the first day of the first month coincident with or next following the date the Participant terminates Employment with the Employer. In the case of a Participant who terminates Employment with the Employer prior to attaining age 55, his Excess Benefit shall commence as of the date the Participant's Vested Benefit under the Retirement Program is first payable without actuarial reduction for early commencement. Notwithstanding the foregoing, such terminated Participant may elect an earlier commencement date on a form prescribed by the Administrator and filed with the Administrator; provided that such date is subsequent to such termination and subsequent to the date of which the Participant's benefit under the Retirement Program commences and that such form is filed (i) in the calendar year prior to the year in which the Participant's Excess Benefit is to commence and (ii) at least six months prior to such commencement date.

         (b) Death Benefit. In the case of a Participant whose Employment with the Employer terminates (for any reason, including death) on or after attaining age 55, any Death Benefit payable under this Supplemental Program shall commence as of the first day of the first month coincident with or next following the date on which the Participant dies. In the case of a participant whose Employment with the Employer terminates (for any reason, including death) prior to attaining age 55, any Death Benefit payable under this Supplemental Program shall commence as of the first day of the first month coincident with or next following the later of (i) the date on which the Participant dies, or (ii) the date on which the Participant would have attained age 65 (or such earlier age at which his Retirement Program benefit would no longer be subject to actuarial reduction for early payment). Notwithstanding the foregoing, a surviving spouse of a terminated Participant who is entitled to a Death Benefit may elect an earlier commencement date on a form prescribed by the Administrator and filed with the Administrator; provided that such date is subsequent to the date as of which the Death Benefit under the Retirement Program commences and that such form is filed (i) in the calendar year prior to the year in which the Death Benefit is to commence and (ii) at least six months prior to such commencement date.

2.5      Form of Benefit.  The following paragraph shall be added at the end of section 2.5:

         (d) Small Amounts. Notwithstanding any provision of the Supplemental Program to the contrary, if the Administrator can determine that, as of the date of termination of the Participant's Employment with the Employer, the Actuarial Equivalent of the final Excess Benefit or Death Benefit is $3,500 or less, then such Excess Benefit or Death Benefit shall be paid following such termination in a lump sum to the Participant or surviving spouse entitled thereto.

                                  BLUE CROSS AND BLUE SHIELD OF VIRGINIA


                                  By: _____________________________________

_________________                 _________________________________________
Attest                            Senior Vice President, Corporate Services



__________________________        _________________________________________
Manager, Employee Benefits        Date